Exhibit 3.2

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

Second Amended and Restated

Memorandum and Articles of Association

of

Aurous Resources

Adopted by a Special Resolution Dated [●] and effective on [●]

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

AUROUS RESOURCES

(adopted by Special Resolution dated [DATe] and effective on [DATE])

1	The name of the Company is Aurous Resources

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each shareholder is limited to the amount, if any, unpaid on such shareholder’s shares.

5	The share capital of the Company is US$50,500 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the respective meanings given to them in the Amended and Restated Articles of Association of the Company.

CONTENTS

1.	Exclusion of Table A	1
2.	Definitions	1
Shares
3.	Limited Liability	7
4.	Rights Attached to Shares	7
5.	Authority to Allot	7
6.	Redemption, Repurchase and Surrender of Shares	7
7.	Variation of Rights	8
8.	Matters Not Constituting Variation of Rights	8
9.	Shares	8
10.	Payment of Commission	9
11.	Trusts Not Recognised	9
12.	Amendments of these Articles	9
13.	Certificates for shares	10
14.	Transfer	10
15.	No Fee for Registration	10
16.	Transmission of shares	11
17.	Alteration of Capital	11
18.	Fractions	12
Shareholder meetings
19.	Participation in General Meetings	12
20.	Electronic Facilities and Satellite Meetings	13
21.	Notice of General Meetings	13
22.	Changes to Arrangements for General Meetings	14
23.	Quorum	14
24.	Procedure if Quorum Not Present	14
25.	Security, Health and Safety and Access Arrangements	15
26.	Chair and Deputy Chair	15
27.	Orderly Conduct	16
28.	Entitlement to Attend and Speak	16
29.	Adjournments	16
30.	Notice of Adjournment	17
31.	Amendments to Resolutions	17
32.	Amendments Ruled Out of Order	17
33.	Votes of Shareholders	18
34.	Voting on behalf of Incapable Shareholder	18
35.	Objections or Errors in Voting	18
36.	Appointment of Proxies	18
37.	Receipt of Proxies	19

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38.	Maximum Validity of Proxy	19
39.	Form of Proxy	20
40.	Cancellation of Proxy’s Authority	20
41.	Separate General Meetings	20
42.	Shareholders’ resolutions and requisitioned meetings	20
Directors
43.	Number of Directors	22
44.	Power of Company to Appoint Directors	23
45.	Power of Directors to Appoint Directors	23
46.	Annual Retirement of Directors	23
47.	Filling Vacancies	24
48.	Power of Removal by Special Resolution	24
49.	Persons Eligible as Directors	25
50.	Position of Retiring Directors	27
51.	Vacation of Office by Directors	27
52.	Alternate Directors	27
53.	Executive Directors	28
54.	Directors’ Fees	29
55.	Additional Remuneration	29
56.	Expenses	29
57.	Pensions and Gratuities for Directors	30
58.	Directors’ Interests	30
59.	General Powers of Company Vested in Directors	31
60.	Minutes	31
61.	Borrowing Powers	31
62.	Agents	32
63.	Delegation to Individual Directors	32
64.	Registers	33
65.	Use of Seals	33
66.	Indemnity of Directors	33
Directors’ meetings
67.	Directors’ Meetings	36
68.	Notice of Directors’ Meetings	36
69.	Quorum	37
70.	Directors below Minimum through Vacancies	37
71.	Competence of Meetings	37
72.	Voting	37
73.	Delegation to Committees	37
74.	Participation in Meetings	38
75.	Resolution in Writing	38
76.	Validity of Acts of Directors or Committee	38

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Dividends
77.	Declaration of Dividends by Company	39
78.	Payment of Interim and Fixed Dividends by Directors	39
79.	Calculation and Currency of Dividends	39
80.	Amounts Due on Shares can be Deducted from Dividends	39
81.	No Interest on Dividends	40
82.	Payment Procedure	40
83.	Uncashed Dividends	41
84.	Forfeiture of Unclaimed Dividends	42
85.	Dividends Not in Cash	42
86.	Scrip Dividends	42
87.	Capitalisation	45
88.	Settlement of Difficulties in Distribution	45
89.	Power to Choose Any Record Date	45
Service of notices
90.	Offices and Places of Business	45
91.	Method of Service	46
92.	Record Date for Service and Voting	47
93.	Service of Notices on Persons Entitled by Transmission	47
94.	Deemed Delivery	48
General
95.	Audit	49
96.	Presumptions Where Documents Destroyed	50
97.	Financial Year	50
98.	Transfer by Way of Continuation	51
99.	Mergers and Consolidations	51
100.	Winding Up	51
MISCELLANEOUS
101.	Exclusive Jurisdiction	51
102.	Rights Plan	52

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THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

AUROUS RESOURCES

(adopted by Special Resolution dated [DATE] and effective on [DATE])

1.	Exclusion of Table A

Table A in the First Schedule to the Statute does not apply.

2.	Definitions

The following table gives the meaning of certain words and expressions as they are used in these articles. However, the meaning given in the table does not apply if it is not consistent with the context in which a word or expression appears.

“acting in concert”	means persons who, pursuant to an agreement or understanding (whether formal or informal), co-operate to obtain or consolidate control of a company or to frustrate the successful outcome of an offer for a company;

“address”	includes a number or address used for sending or receiving documents or information by electronic means;

“amount” (of a share)	this refers to the nominal or par value amount of the share;

“Audit Committee”	means the audit committee of the directors established pursuant to these articles, or any successor committee;

“auditor”	means the person for the time being performing the duties of auditor of the company (if any).

“these articles”	means these second amended and restated memorandum and articles of association, and the expression “this article” refers to a particular article in these articles;

“beneficial owner” (and related terms)	has the meaning given to it in Rule 13d-3 of the Exchange Act;

“Blyvoor”	means Blyvoor Gold Proprietary Limited (Registration No. 2015/122164/07), a private limited liability company duly registered and incorporated in accordance with the company laws of South Africa;

“Blyvoor Director”	means a director nominated and appointed by Blyvoor from time to time (by way of written notice to the company);

“certificated share”	means a share which is normally held in certificated form;

“chair”	means the chair of the board of directors;

“clear days”	in relation to the period of a notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“clearing house”	means a clearing house recognised by the laws of the jurisdiction in which the shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction;

“depositary”	means any depositary, clearing agency, custodian, nominee or similar entity authorised under arrangements entered into by the company or otherwise approved by the directors that holds legal title to shares for the purposes of facilitating beneficial ownership of such shares (or the transfer thereof) by other persons, and may include a person that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and that issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the shareholders thereof, or account shareholders, to or to receive such shares, rights or interests and shall include, where so approved by the directors, the trustees (acting in their capacity as such) of any employees’ share scheme established by the company;

“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the company are listed for trading, including the Nasdaq Capital Market;

“directors”	means the directors of the company from time to time who make up the company’s board of directors (and “director” means any one of them) or, where applicable, the directors present at a meeting of the directors at which a quorum is present;

“electronic facility”	includes (without limitation) website addresses and conference call systems and any device, system, procedure, method or other facility providing an electronic means of attendance at and/or participation in a general meeting decided by the directors under these articles and available in respect of that meeting;

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands;

“Exchange Act”	means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations promulgated thereunder;

“independent director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange (as applicable to the company) or in Rule 10A-3 under the Exchange Act, as the case may be;

“independent third party sale”	means an outright sale of shares to a person who is an independent third party (in that they are not connected with the seller of the shares or with any person appearing to be interested or in fact is interested in or otherwise associated with the shares). Any sale through the Designated Stock Exchange or by way of acceptance of a takeover offer will be treated as an outright sale to an independent third party;

“legislation”	means the Statute and every other statute (and any orders, regulations or other subordinate legislation made under it) applying to the company under and in terms of the laws of the Cayman Islands, the laws of the United States of America applicable to the company, including the Securities Act, the Exchange Act and all the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission or otherwise, and any rules and regulations of Designated Stock Exchange, for so long as they apply to the company;

“memorandum”	means the second amended and restated memorandum of association of the company;

“ordinary resolution”	means a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority, regard shall be had to the number of votes to which each shareholder is entitled by these articles.

“ordinary shareholder”	means a shareholder holding ordinary shares;

“ordinary share”	means an ordinary share of a par value of US$0.0001 in the share capital of the company and having the rights provided for in these articles;

“offeror”	means companies wherever incorporated and individuals wherever resident. Any reference to an offeror includes a potential offeror;

“Orion”	means Orion Mine Finance Fund II L.P., a limited partnership established in accordance with the laws of Bermuda;

“paid up”	means paid up or treated (credited) as paid up;

“pay”	includes any kind of reward or payment for services;

“public announcement”	means disclosure in a press release reported by any credible global news service or in a document filed or furnished by the company with or to the U.S. Securities and Exchange Commission;

“preference share”	means a preference share of a par value of US$0.0001 in the share capital of the company;

“register”	means the company’s register of the members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of members;

“relevant system”	means the computer-based system, and procedures, which enable title to shares to be transferred without a written instrument and which facilitate supplementary and incidental matters in accordance with the uncertificated securities rules;

“seal”	means any common or official seal of the company;

“secretary”	means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the directors to perform any of the duties of the secretary;

“Securities Act”	means the Securities Act of 1933 of the United States, as amended, and the rules and regulations promulgated thereunder;

“shareholder”	has the same meaning as a “Member” where used in the Statute;

“shares”	means an ordinary share or preference share;

“special resolution”	means a resolution passed by at least 75 per cent. of votes cast by shareholders, entitled to vote, who do so in person or, where proxies are allowed, by proxy at a general meeting.

“Statute”	means the Companies Act (as revised) of the Cayman Islands;

“the office”	means the company’s principal place of business at Inanda Greens Business Park, Block A Wierda Gables,54 Wierda Rd West, Wierda Valley, Sandton, 2196, South Africa;

“uncertificated securities rules”	means any provision in the legislation of which relates to uncertificated shares or to the transfer of uncertificated shares or how the ownership of uncertificated shares is evidenced;

“uncertificated share”	means a share which is noted on the register as being held in uncertificated form;

“voting rights”	means all the voting rights attributable to the share capital of the company which are exercisable at a general meeting; and

“working day”	means a day (other than a Saturday, Sunday or public holiday) when banks are open for business in the Cayman Islands, New York City and Johannesburg

(A)	References in these articles to a document being “signed” or to “signature” include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the legislation.

(B)	References in these articles to “writing” and to any form of “written” communication include references to any method of representing or reproducing words, symbols or other information in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

(C)	Any words or expressions defined in the legislation in force when these articles or any part of these articles are adopted will (if not inconsistent with the subject or context in which they appear) have the same meaning in these articles or that part save the word “company” includes any body corporate.

(D)	References to a meeting:

(i)	refer to a meeting convened and held in any manner permitted by these articles, including a general meeting at which any of those entitled to be present, attend and participate by means of an electronic facility and/or attend and participate at a satellite meeting, and such persons shall be deemed to be present at that meeting for all purposes of the legislation and these articles and “attend”, “attending”, “attendance”, “participate”, “participating” and “participation” shall be construed accordingly; and

(ii)	will not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

(E)	Headings in these articles are only included for convenience. They do not affect the meaning of these articles.

(F)	Where these articles refer to a person who is entitled to a share by law, this means a person who has been noted in the register as being entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law.

(G)	A reference to any statute, statutory provision or listing rule shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re- enacted.

(H)	In these articles:

(i)	powers of delegation shall not be restrictively construed, but the widest interpretation shall be given to them;

(ii)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and

(iii)	except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other person who is for the time being authorised to exercise it.

(I)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply in these articles.

Shares

3.	Limited Liability

The liability of the company’s shareholders is limited to any unpaid amount on the shares in the company held by them.

4.	Rights Attached to Shares

Subject to the memorandum, the company can issue shares (including in separate classes) with any rights or restrictions attached to them as long as the issuance of such shares is not restricted by any rights attached to existing shares. These rights or restrictions can be decided either by an ordinary resolution passed by the shareholders or by the directors as long as there is no conflict with any resolution passed by the shareholders. These rights and restrictions will apply to the relevant shares as if they were set out in these articles.

5.	Authority to Allot

Subject to article 4, the directors are generally and unconditionally authorised to issue and allot shares in the company, and to grant rights to subscribe for or convert any security into shares in the company. The company shall not issue shares to bearer.

6.	Redemption, Repurchase and Surrender of Shares

Subject to any rights attached to existing shares and the legislation, the company can issue shares which can be redeemed. This can include shares which can be redeemed if the shareholders want to do so, as well as shares which the company can insist on redeeming. The directors can decide on the terms and conditions and the manner of redemption of any redeemable share. These terms and conditions will apply to the relevant shares as if they were set out in these articles. Subject to the legislation, the company may purchase its own shares (including any redeemable shares) in such manner and on such other terms as the directors may agree with the relevant shareholder. The company may make a payment in respect of any redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital. The Directors may accept the surrender for no consideration of any fully paid share. For the avoidance of doubt, redemptions, repurchases and surrenders of shares in the circumstances described in this article 6 shall not require further approval of the other shareholders.

7.	Variation of Rights

Subject to the provisions of the legislation, the rights attached to any class of shares can be varied in a way provided by those rights or, if no such provision exists, upon the approval of such variation by shareholders holding at least three quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate meeting of the shareholders of the relevant class of shares. This is called a “class meeting”.

These articles, to the extent relating to general meetings, will apply to any such class meeting, with any necessary changes. The following changes will also apply:

(A)	a quorum is one or more shareholders present in person or by proxy who together hold at least one third in amount of the issued shares of the class (excluding any shares of that class held as treasury shares) provided that where a shareholder is present by one or more proxies, each proxy shall be treated as holding only the shares in respect of which it is authorised to exercise voting rights; and

(B)	at an adjourned meeting, one person entitled to vote and who holds shares of the class, or a proxy for such person, will be a quorum.

The provisions of this article 7 will apply to any change of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this article 7.

8.	Matters Not Constituting Variation of Rights

If new shares are created or issued which rank equally with, or with preferred or other rights to, any other existing shares, or if the company purchases or redeems any of its own shares or makes any other return of capital on any other class of shares, the rights of the existing shares will not be regarded as varied or abrogated unless the terms of the existing shares expressly say otherwise.

9.	Shares

(A)	Subject to these articles, the directors can decide how to deal with any shares in the company. They can, for instance, offer the shares for sale, reclassify them, grant options or warrants to acquire them, allot them, issue any securities convertible to shares, or dispose of the shares in any other way. The directors are free to decide who they deal with, when they deal with the shares and the terms on which they deal with the shares. However, in making their decision they must take account of:

(i)	the provisions of the legislation;

(ii)	the provisions of these articles;

(iii)	any resolution passed by the shareholders; and

(iv)	any rights attached to existing shares.

(B)	The ordinary shares shall have attached to them full voting, dividend and capital distribution rights, including on a winding up; such ordinary shares do not confer any rights of redemption.

10.	Payment of Commission

In connection with any share issue or any sale of treasury shares for cash, the company can use all the powers given by the legislation to pay a commission or brokerage. The company can pay the commission in cash or by allotting fully or partly-paid shares or other securities or by a combination of both.

11.	Trusts Not Recognised

The company will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the registered owner (for example, where a share is held by one person as a nominee or otherwise as a trustee for another person) shall not bind the company and the company shall not be compelled to recognise the same in any way. This applies even if the company knows about the ownership of the share. The only exceptions to this are where the rights of the kind described are expressly given by these articles or are of a kind which the company has a legal duty to recognise.

12.	Amendments of these Articles

Subject to the provisions of the legislation and the provisions of these articles as regards the matters to be dealt with by ordinary resolution, the company may by special resolution change its name, alter or add to these articles, alter or add to the memorandum with respect to any objects, powers or other matters specified therein and reduce its share capital or any capital redemption reserve fund.

13.	Certificates for shares

A shareholder shall only be entitled to a share certificate if the directors resolve that share certificates shall be issued. Share certificates representing shares, if any, shall be in such form as the directors may determine. Share certificates shall be signed by one or more directors or other person authorised by the directors. The directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. All certificates surrendered to the company for transfer shall be cancelled and, subject to these articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled. The company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the company in investigating evidence, as the directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate. Every share certificate sent in accordance with these articles will be sent at the risk of the Shareholder or other person entitled to the certificate. The company will not be responsible for any share certificate lost or delayed in the course of delivery. Share certificates shall be issued within the relevant time limit as prescribed by the legislation and/or any other competent regulatory authority may from time to time determine, whichever is shorter, after the allotment or, except in the case of a share transfer which the company is for the time being entitled to refuse to register and does not register, after lodgement of a share transfer with the company.

14.	Transfer

(A)	Form of transfer

Unless these articles say otherwise, any shareholder can transfer some or all of their shares to another person by an instrument of transfer provided that such transfer complies with the legislation and/or any other competent regulatory authority. The instrument of transfer of any share shall be in writing in the usual or common form or in a form prescribed by the legislation and/or any other competent regulatory authority or otherwise in any other form approved by the directors and, as applicable, shall be executed by or on behalf of the transferor (and, as applicable, if the directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the directors may approve from time to time.

(B)	Entry on register

The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.

15.	No Fee for Registration

Except as otherwise expressly set forth herein, no fee is payable to the company for transferring shares or registering changes relating to the ownership of shares.

16.	Transmission of shares

If a shareholder dies, the survivor or survivors (where he was a joint shareholder), or his legal personal representatives (where he was a sole shareholder), shall be the only persons recognised by the company as having any title to his shares. The estate of a deceased shareholder is not thereby released from any liability in respect of any share, for which he was a joint or sole shareholder. Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a shareholder (or in any other way than by transfer) may, upon such evidence being produced as may be required by the directors, elect, by a notice in writing sent by him to the company, either to become the shareholder of such share or to have some person nominated by him registered as the shareholder of such share. If he elects to have another person registered as the shareholder of such share he shall sign an instrument of transfer of that share to that person. The directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the relevant shareholder before his death or bankruptcy or liquidation or dissolution, as the case may be. A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of a shareholder (or in any other case than by transfer) shall be entitled to the same dividends, other distributions and other advantages to which he would be entitled if he were the shareholder of such share. However, he shall not, before becoming a shareholder in respect of a share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the company and the directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the shareholder of the share (but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the relevant shareholder before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to these articles), the directors may thereafter withhold payment of all dividends, other distributions, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

17.	Alteration of Capital

The company may by ordinary resolution:

(A)	increase its share capital by such sum as the ordinary resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the company in general meeting may determine;

(B)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(C)	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(D)	by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the memorandum or into shares without par value; and

(E)	cancel any shares that at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

All new shares created in accordance with the provisions of this article 17 shall be subject to the same provisions of these articles with reference to transfer, transmission and otherwise as the shares in the original share capital.

18.	Fractions

The directors have the power to deal with any fractions of shares arising from any consolidation, subdivision or otherwise. For example, they can decide that fractions are aggregated and sold or deal with fractions in some other way. The directors can arrange for any shares representing fractions to be entered in the register as certificated shares if they consider that this makes it easier to sell them. The directors can sell those shares to anyone, including the company, and can authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer’s instructions

Shareholder meetings

19.	Participation in General Meetings

(A)	The directors or the chair may call general meetings, and they shall on a shareholders’ requisition (pursuant to article 42) forthwith proceed to convene a general meeting of the company.

(B)	The directors can make whatever arrangements they think fit to allow those entitled to do so to attend and participate in any general meeting.

(C)	Unless the notice of meeting says otherwise or the chair of the meeting decides otherwise, a general meeting will be treated as taking place where the chair of the meeting is at the time of the meeting.

(D)	Two or more persons who may not be in the same place as each other can attend and participate in a general meeting if they are able to exercise their rights to speak and vote at that meeting. A person is able to exercise the right to speak at a general meeting if that person can communicate to all those attending the meeting while the meeting is taking place. A person is able to exercise the right to vote at a general meeting if that person can vote on resolutions put to the meeting and that person’s vote can be taken into account in deciding whether or not such resolutions are passed at the same time as the votes of others attending the meeting.

(E)	When deciding whether a person is attending or participating in a meeting by means of an electronic facility, it is immaterial where that person is or how that person is able to communicate with others who are attending and participating.

(F)	Where persons can participate at a general meeting by means of an electronic facility, any document required to be on display or available for inspection will be made available for the required period in electronic form to those persons entitled to inspect it and this will satisfy any such requirement.

20.	Electronic Facilities and Satellite Meetings

(A)	The directors can decide to let persons entitled to attend and participate in a general meeting do so by simultaneous attendance and participation by means of an electronic facility. Shareholders present in person or by proxy by means of such electronic facility will be counted in the quorum for, and entitled to participate in, the general meeting.

(B)	The directors can also decide to let persons entitled to attend and participate in a general meeting do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world (referred to in these articles as a satellite meeting). Shareholders present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to participate in, the general meeting. The satellite meeting will be treated as taking place where the chair of the meeting is at the time of the meeting and the powers of the chair will apply to the satellite meeting. The directors may appoint a person (a satellite chair) to preside at each satellite meeting. Each satellite chair will act on instructions from the chair of the meeting and may also take such action as the satellite chair considers necessary to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

(C)	Any general meeting at which electronic facilities have been made available and any satellite meeting will be duly constituted and its proceedings valid if the chair is satisfied that adequate facilities have been made available to enable all shareholders attending the meeting by whatever means and at all the meeting places to participate in the business for which the meeting has been called.

(D)	All persons seeking to attend and participate in a general meeting by way of electronic facility are responsible for having in place the necessary means to enable them to do so. Subject to the right of the chair to adjourn a general meeting under these articles, any inability of a person to attend or participate in a general meeting by means of electronic facility, or any interruption to a person being so able, shall not invalidate the proceedings of that meeting.

21.	Notice of General Meetings

(A)	At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the company, provided that a general meeting of the company shall, whether or not the notice specified in this article 21 has been given and whether or not the provisions of these articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote thereat; and (ii) in the case of an extraordinary general meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the shares giving that right.

(B)	If any notice, document or other information relating to any meeting or other proceeding is accidentally not sent or supplied, or is not received (even if the company becomes aware of such failure to send or supply or non-receipt), the meeting or other proceeding will not be invalid as a result.

(C)	A shareholder present in person or by proxy at a shareholders’ meeting is treated as having received proper notice of that meeting and, where necessary, of the purpose of that meeting.

22.	Changes to Arrangements for General Meetings

If the directors in their discretion consider that it is impracticable or undesirable to hold a general meeting, whether generally or on the date or at the time or place (or places in the case of a satellite meeting) stated in the notice calling the meeting or by means of the electronic facilities available for that meeting or if otherwise the directors in their discretion consider it appropriate to change other arrangements in relation to a general meeting, they can move or postpone (either sine die or to another date, time or place) the meeting or change, cancel or introduce any electronic facility or make other changes in respect of the meeting (or do any of these things). Notice of the date, time and place (or places in the case of a satellite meeting) of, or other changes in respect of, any rearranged meeting will be given as the directors in their discretion decide. Notice of the business of the meeting does not need to be given again. If a meeting is rearranged in this way, proxy forms are valid if they are received as required by these articles not less than 48 hours before the time of the rearranged meeting. The directors can also move, postpone, or make other changes in respect of, the rearranged meeting under this article 22 (or do any of these things).

23.	Quorum

No business shall be transacted at a general meeting unless a quorum is present. Unless these articles say otherwise, a quorum for all purposes is one or more shareholders present in person or by proxy who together hold at least 25 percent of the issued shares (excluding any shares held as treasury shares), provided that where a shareholder is present by one or more proxies, each proxy shall be treated as holding only the shares in respect of which it is authorised to exercise voting rights. They can be shareholders who are personally present or proxies for shareholders or a combination of both. If a quorum is not present, a chair of the meeting can still be chosen (if applicable pursuant to article 26) and this will not be treated as part of the business of the meeting.

24.	Procedure if Quorum Not Present

(A)	This article 24 applies if a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour which the chair of the meeting can decide or if a quorum ceases to be present during a general meeting.

(B)	If the meeting was called by a requisitioning person (as defined in article 42 below) it will be cancelled. Any other meeting will be adjourned to a day (being not less than ten days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened), time and place or places and with such means of attendance and participation decided on by the chair of the meeting.

(C)	Shareholders present in person or by proxy and entitled to exercise, in aggregate, at least 25 percent of all voting rights that are entitled to be exercised in respect of at least one matter to be decided at the general meeting will constitute a quorum at any adjourned meeting and any notice of an adjourned meeting will say this.

25.	Security, Health and Safety and Access Arrangements

(A)	The directors or the secretary can put in place arrangements, both before and during any general meeting, which they consider to be appropriate for the proper and orderly conduct of the general meeting and/or the health and safety of people attending it. This authority includes power to refuse physical or electronic entry to, or remove (physically or electronically) from meetings, people who fail to comply with the arrangements. The notice of meeting does not have to give details of any such arrangements or restrictions imposed under this article 25 and the presence of such arrangements or restrictions shall not invalidate the business conducted at the meeting.

(B)	Where a general meeting is held partly by means of an electronic facility, the directors or the secretary may make any arrangement and impose any requirement or restriction that is necessary to ensure the identification of those taking part by this means and the security of the electronic facility.

26.	Chair and Deputy Chair

(A)	Blyvoor shall be entitled to nominate, after consultation with Orion, for appointment by the board of directors, one director to act as the chair and one director to act as the deputy chair.

(B)	The chair will be the chair of the meeting at every general meeting, if they are willing and able to take the chair.

(C)	If the board of directors does not have a chair, or if they are not willing and able to take the chair, a deputy chair will chair the meeting if any such deputy is willing and able to take the chair.

(D)	If the board of directors does not have a chair or a deputy chair, or if neither the chair nor a deputy chair is willing and able to chair the meeting, after waiting five minutes from the time that a meeting is due to start, the directors who are present will choose (by a majority vote) one of themselves to act as chair of the meeting. If there is only one director present, the director will be the chair of the meeting, if such person agrees.

(E)	If there is no director willing and able to be the chair of the meeting, then the persons who are present at the meeting and entitled to vote will decide which one of them is to be the chair of the meeting.

(F)	If the chair of the meeting is participating in that meeting electronically and becomes disconnected from the meeting for any period of time, another person (determined in accordance with this article 26) shall preside as chair of the meeting for such period. If no replacement chair is appointed and presiding over the general meeting, and the original chair has not regained electronic connection with the meeting, within 30 minutes after the original chair becomes disconnected from the meeting, the meeting shall be adjourned to a time and place (or places in the case of a satellite meeting) to be fixed by the directors.

(G)	Nothing in these articles is intended to restrict or exclude any of the powers or rights of a chair of a meeting which are given by law.

27.	Orderly Conduct

The chair of a meeting shall be entitled to, and can, take any action the chair considers appropriate (including to eject (physically or electronically) any person from the meeting) to facilitate proper and orderly conduct at the general meeting, the appropriate behaviour (including use of language) of persons attending the meeting, the discussion of any item of business of the meeting and the maintenance of good order generally. The chair’s decision on any such matters, points of order, matters of procedure or other matters that arise incidentally from the business of a meeting is final, as is the chair’s decision on whether a point or matter is of this nature.

28.	Entitlement to Attend and Speak

Each director can attend and speak at any general meeting of the company. The chair of a meeting can also allow anyone to attend and speak where the chair considers that this will help the business of the meeting.

29.	Adjournments

(A)	The chair of a meeting can adjourn the meeting before or after it has started, and whether or not a quorum is present, if the chair considers that:

(i)	there is not enough room for the number of shareholders and proxies who can and wish to attend the meeting;

(ii)	the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way;

(iii)	an adjournment is necessary for any other reason; or

(iv)	the facilities or security at the place of the meeting (or places in the case of a satellite meeting) or the electronic facility provided for the general meeting have become inadequate or are otherwise not sufficient to allow the meeting to be conducted as intended.

The chair of the meeting does not need the consent of the meeting to adjourn it for any of these reasons to a time, date and place (or places in the case of a satellite meeting) and with such means of attendance and participation as the chair decides. The chair can also adjourn the meeting to a later time on the same day or indefinitely. If a meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned meeting.

(B)	The chair of a meeting can also adjourn a meeting which has a quorum present for any other reason if this is agreed by the meeting. This can be to a time, date and place (or places in the case of a satellite meeting) and with such means of attendance and participation proposed by the chair of the meeting or the adjournment can be indefinite. The chair of the meeting must adjourn the meeting if the meeting directs the chair to. In these circumstances the meeting will decide how long the adjournment will be and where it will adjourn to. If a meeting is adjourned indefinitely, the directors will fix the time, date and place (or places in the case of a satellite meeting) of, and the means of attendance and participation at, the adjourned meeting.

(C)	A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

(D)	Meetings can be adjourned more than once.

30.	Notice of Adjournment

If the continuation of an adjourned meeting is to take place three months or more after it was adjourned, notice of the adjourned meeting must be given in the same way as was required for the original meeting. Except as provided in this article 30, there is no need to give notice of the adjourned meeting or of the business to be considered there.

31.	Amendments to Resolutions

(A)	Amendments can be proposed to any resolution if they are clerical amendments or amendments to correct some other obvious error in the resolution. No other amendments can be proposed to any special resolution.

(B)	Amendments to an ordinary resolution which are within the scope of the resolution can be proposed if:

(i)	notice of the proposed amendment has been received by the company at the office at least two working days before the date of the meeting, or adjourned meeting; or

(ii)	the chair of the meeting decides that the amendment is appropriate for consideration by the meeting.

No other amendment can be proposed to an ordinary resolution. The chair of the meeting can agree to the withdrawal of any proposed amendment before it is put to the vote.

32.	Amendments Ruled Out of Order

If the chair of a meeting rules that a proposed amendment to any resolution under consideration is out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

33.	Votes of Shareholders

Subject to any rights or restrictions attached to any shares, every shareholder present in person or by proxy shall have one vote for every share of which he is the holder. A resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken as the chair of the meeting directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. No person shall be entitled to vote at any general meeting unless he is registered as a shareholder on the record date for such meeting.

34.	Voting on behalf of Incapable Shareholder

This article 34 applies where a court or official claiming jurisdiction to protect people who are unable to manage their own affairs has made an order about the shareholder. The person appointed to act for that shareholder can vote for the shareholder. The appointed representative can also exercise any other rights of the shareholder relating to meetings. This includes appointing a proxy and voting on a poll. Before the representative does so however, such evidence of the representative’s authority as the directors require must be received by the company not later than the latest time at which proxy forms must be received to be valid for use at the relevant meeting.

35.	Objections or Errors in Voting

(A)	If:

(i)	any objection to the right of any person to vote is made;

(ii)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(iii)	any votes are not counted which ought to have been counted,

the objection or error must be raised or pointed out at the meeting (or the adjourned meeting). Any objection or error must be raised with or pointed out to the chair of the meeting. The decision of the chair of the meeting is final. If a vote is allowed at a meeting, it is valid for all purposes and if a vote is not counted at a meeting, this will not affect the decision of the meeting.

(B)	The company will not be obliged to check whether a proxy or company representative has voted in accordance with a shareholder’s instructions and if a proxy or company representative fails to do so, this will not affect the decision of the meeting (or adjourned meeting).

36.	Appointment of Proxies

(A)	If the proxy form:

(i)	is in writing, it shall be executed by the shareholder or the shareholder’s attorney authorised in writing or, if the shareholder is a company, either under its seal or under the hand of an officer, attorney or other person signed by the shareholder appointing the proxy, or by the shareholder’s attorney;

(ii)	is in electronic form, it shall be executed by or on behalf of the shareholder or otherwise authenticated by the shareholder in a manner satisfactory to the directors; or

(iii)	relates to shares held by a depositary, it shall be in a form or manner of communication approved by the company, (which may be in hard copy or electronic form) to be provided to the company by certain third parties on behalf of the depositary.

(B)	The directors may (but need not) allow proxy appointments to be made in electronic form and if they do, they may make such appointments subject to such stipulations, conditions or restrictions and require such evidence of valid execution or authentication as the directors see fit.

(C)	A shareholder can attend and vote at a general meeting even if the shareholder has appointed a proxy to attend and vote on their behalf at that meeting (and in such event the relevant proxy shall be automatically revoked without further action on behalf of the shareholder).

(D)	If a shareholder appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the shareholder in a general meeting over more shares than are held by the shareholder, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting.

37.	Receipt of Proxies

The directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the company, the instrument appointing a proxy shall be deposited physically at the office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote. The chair of the meeting may in any event at their discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chair, shall be invalid.

38.	Maximum Validity of Proxy

A proxy form will cease to be valid 12 months from the date of its receipt. But it will be valid, unless the proxy form itself states otherwise, if it is used at an adjourned meeting even after 12 months, if it was valid for the original meeting.

39.	Form of Proxy

A proxy form can be in any form which the directors approve. A proxy form gives the proxy the authority to vote on any amendment to a resolution put to, or any other business which may properly come before, the meeting. Unless it says otherwise, a proxy form is valid for the meeting to which it relates and also for any adjournment of that meeting.

40.	Cancellation of Proxy’s Authority

Any vote cast in the way a proxy form authorises made by a proxy will be valid even though:

(A)	the person who appointed the proxy has died or is of unsound mind;

(B)	the proxy form has been revoked; or

(C)	the authority of the person who signed the proxy form for the shareholder has been revoked.

Any vote cast by a company representative will also be valid even though the company representative’s authority has been revoked.

However, this does not apply if written notice of the relevant fact has been received at the office (or at any other place specified by the company for the receipt of proxy forms) not later than the last time at which a proxy form should have been received to be valid for use at the meeting.

41.	Separate General Meetings

If a separate general meeting of shareholders of shares of a class is called otherwise than for changing or abrogating the rights of the shares of that class, the provisions of these articles relating to general meetings will apply to such a meeting with any necessary changes. A general meeting where ordinary shareholders are the only shareholders who can attend and vote in their capacity as shareholders will also constitute a separate general meeting of the shareholders of the ordinary shares.

42.	Shareholders’ resolutions and requisitioned meetings

(A)	Where any shareholder or shareholders holding not less than 10 percent in par value of the issued shares which carry the right to vote at general meetings of the company (the “requisitioning person”) (i) requests that a resolution be put to an annual general meeting; or (ii) requests that the company call a general meeting:

(i)	in the case of a request to put a resolution (other than a resolution to remove a director in accordance with these articles) to an annual general meeting, the requisitioning person must deliver any such request in writing to the office, marked for the attention of “The Company Secretary”, not less than 90 nor more than 120 days before the day prior to the date of the first anniversary of the preceding year’s annual general meeting, provided, however, that in the event that the date of an annual general meeting is more than thirty calendar days before or more than sixty calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the requisitioning person must be so delivered in writing not earlier than the close of business on the 120th calendar day prior to the scheduled date for such annual general meeting and not later than the close of business on the later of (a) the 90th calendar day prior to the scheduled date for such annual general meeting and (b) the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by the company. In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the delivery of a notice or request. In relation to the first annual general meeting of the company occurring after [●], references to the anniversary date of the preceding year’s annual general meeting shall be to [●];

(ii)	the requisitioning person must provide, together with the text of the resolution, its reasons for proposing such resolution or requesting such general meeting and any material interest such requisitioning person and its associated persons (individually or in the aggregate, including any anticipated benefit to the requisitioning person or the associated person therefrom) has in the resolution or the business to be proposed at the meeting; and

(iii)	in addition to the information required by the legislation (if any), the requisitioning person must provide the following information to the company:

(a)	the name and address of such requisitioning person and of such requisitioning person’s associated persons;

(b)	a description of all agreements, arrangements and understandings between: (1) such requisitioning person (other than where the requisitioning person is a depositary) and its associated persons; and (2) such requisitioning person (other than where the requisitioning person is a depositary) or its associated persons and any other person (or amongst such associated persons) in connection with the proposed resolution;

(c)	the proposal of any other business by such requisitioning person or its associated persons;

(d)	any other information relating to such requisitioning person or its associated persons that would be required to be disclosed in (1) a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act (whether or not Regulation 14A under the Exchange Act applies to the company) or (2) a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder; and

(e)	to the extent known by the requisitioning person or its associated persons, the name and address of any other shareholder or person supporting the resolution on the date of such request.

(B)	For the purposes of this article 42, an associated person shall mean:

(i)	any person controlling, directly or indirectly, or acting in concert with such requisitioning person;

(ii)	any beneficial owner of shares which are owned of record or beneficially by such requisitioning person; and

(iii)	any person controlling, controlled by or under common control with such associated person.

(C)	Where the requisitioning person is a depositary, the company shall only be required to put the resolution to the annual general meeting or to call the general meeting where the request has been authenticated by such beneficial owners of shares who would, had they been shareholders, have been entitled under the legislation to require the company to put the resolution to the annual general meeting or to call the general meeting (as applicable).

(D)	The company shall have the power to determine whether a request made by a requisitioning person in respect of the matters referred to in article 42(A) complies with the requirements of this article 42. If a requisitioning person fails to comply with the requirements of this article 42, the company shall not be obliged to put the resolution to the annual general meeting (and such resolution may not be properly moved at the annual general meeting) or to call the general meeting.

(E)	If Regulation 14A under the Exchange Act applies to the company, nothing in this article 42 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the company to omit proposals from, the company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

(F)	For the purpose of this article 42, where a request or resolution is delivered by or on behalf of more than one requisitioning person, references to a requisitioning person in relation to such request or resolution and other information requirements shall apply to each requisitioning person.

Directors

43.	Number of Directors

The company shall have a minimum of: (i) three Blyvoor Directors during the period ending at the company’s third annual general meeting and (ii) three directors for the period following the company’s third annual general meeting, and a maximum of seven directors (disregarding alternate directors). The majority of directors shall be ordinarily resident in South Africa.

44.	Power of Company to Appoint Directors

Subject to these articles (including article 43), the company can, by passing an ordinary resolution, appoint any willing person to be a director, either as an additional director or to fill a vacancy where a director has stopped being a director for some reason (save for a vacancy left by a Blyvoor Director ceasing to be a director during the period ending at the company’s third annual general meeting, in respect of which Blyvoor shall have the sole right to nominate and appoint any person to fill such vacancy (by way of written notice to the company)).

45.	Power of Directors to Appoint Directors

Subject to these articles (including article 43), the directors can appoint any willing person to be a director, either as an additional director or as a replacement for another director, provided that:

(A)	the appointment does not cause the number of directors to exceed any number fixed by or in accordance with these articles as the maximum number of directors;

(B)	if the appointment is to fill a vacancy left by a Blyvoor Director during the period ending at the company’s third annual general meeting, Blyvoor shall have the sole right to nominate and appoint any person to act as such replacement (by way of written notice to the company).

46.	Annual Retirement of Directors

(A)	The directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. Upon the adoption of these articles, the existing director(s) shall by resolution of the board classify each director as Class I, Class II or Class III directors. The Class I directors shall stand appointed for a term expiring at the company’s first annual general meeting, the Class II directors shall stand appointed for a term expiring at the company’s second annual general meeting and the Class III directors shall stand appointed for a term expiring at the company’s third annual general meeting.

(B)	Commencing at the company’s first annual general meeting, and at each annual general meeting thereafter, directors appointed to succeed those directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as the Statute or other applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, additional directors and any vacancies in the board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in these articles), or by the sole remaining director.

(C)	All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified.

(D)	A director appointed to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

(E)	Retiring directors shall be eligible for re-election.

(F)	No person, other than a director retiring at the meeting shall, unless recommended by the directors, be eligible for election to the office of a director at any general meeting, unless:

(i)	not more than twenty eight, but at least seven clear days before the day appointed for the meeting, there shall have been delivered at the office of the company a notice in writing by a shareholder (who may also be the proposed director) duly qualified to be present and to vote at the meeting for which such notice is given;

(ii)	such notice sets out the shareholder’s intention to propose a specific person for election as director; and

(iii)	notice in writing by the proposed person of his willingness to be elected is attached thereto (except where the proposer is the same person as the proposed).

(G)	Subject to the preceding article 45, the company may at the meeting at which a director retires, fill the vacated office by electing a person thereto and in default the retiring director, if willing to continue to act, shall be deemed to have been re-elected, unless:

(i)	it is expressly resolved at such meeting not to fill such vacated office; or

(ii)	a resolution for the re-election of such director was put to the meeting and rejected.

47.	Filling Vacancies

Subject to these articles, at the annual general meeting at which a director retires, shareholders can pass an ordinary resolution to re-appoint the director or to appoint some other eligible person in place of the director.

48.	Power of Removal by Special Resolution

The company can pass an ordinary resolution to remove a director from office even though the director’s time in office has not ended (save for any Blyvoor Director who shall only be removed during the period ending at the company’s third annual general meeting upon the passing of a special resolution) and can (subject to these articles) appoint a person to replace a director who has been removed in this way by passing an ordinary resolution.

49.	Persons Eligible as Directors

(A)	The only people who can be appointed as directors at an annual general meeting are the following:

(i)	directors retiring at the meeting;

(ii)	anyone recommended by the directors;

(iii)	anyone nominated by Blyvoor in writing to the company during the period ending at the company’s third annual general meeting; and

(iv)	anyone nominated by a requisitioning person (not being the person to be nominated) (for the purposes of this article 49, the “nominee”) in the following way:

The requisitioning person must deliver to the office within the timeframes specified in article 42:

(a)	a letter stating that the requisitioning person intends to nominate another person for appointment as a director;

(b)	written confirmation from the nominee that they are willing to be appointed;

(c)	written confirmation from the nominee that:

(1)	neither they nor the requisitioning person nominating them nor any associated person of such requisitioning person is, nor will become, a party to any agreement, arrangement, understanding (whether written or oral) or relationship with, and has not given any commitment or assurance to, any person as to how the nominee, if appointed as a director, will act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the company, including any voting commitment that could limit or interfere with such nominee’s ability to comply, if appointed as a director, with such nominee’s fiduciary duties under applicable law; and

(2)	neither they nor the requisitioning person nominating them nor any associated person of such requisitioning person is, nor will become, a party to any agreement, arrangement, understanding (whether written or oral) or relationship with any person other than the company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the company;

or alternatively a description of any such agreement, arrangement, understanding or relationship;

(d)	all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of such director, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (whether or not Regulation 14A under the Exchange Act applies to the company); and

(e)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such requisitioning person or any associated person of such requisitioning person, and their respective affiliates and associates, on the one hand, and each proposed nominee, and such nominee’s respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission under the Exchange Act if the requisitioning person making the nomination and any associated person of such requisitioning person on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(B)	If Rule 14a-19 of the Exchange Act applies to the company, (i) for any requisitioning person nominating a person for appointment as director (and the beneficial owner of shares, if any, on whose behalf the nomination is being made), such letter must include a representation that the requisitioning person and/or beneficial owner of shares will, to the extent any proxies in support of director nominees other than the company’s nominees are solicited, (a) solicit proxies from shareholders of the company’s outstanding shares representing at least [●]% of the voting rights of shares entitled to vote on the election of directors, (b) include a statement to that effect in its proxy statement and/or the proxy form, (c) otherwise comply with Rule 14a-19 of the Exchange Act and (d) provide the company secretary not less than five days prior to the meeting or any adjournment, rescheduling or postponement thereof, with reasonable documentary evidence (as determined by the company secretary in good faith) that such requisitioning person and/or beneficial owner of shares complied with such representation; (ii) if a requisitioning person and/or beneficial owner of shares that intends to solicit proxies in support of director nominees other than the company’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to the above requirements, such requisitioning person and/or beneficial owner of shares shall inform the company of this change by delivering a notice in writing to the company secretary no later than two business days after the occurrence of such change; and (iii) if a requisitioning person and/or beneficial owner of shares providing such notice is not in compliance with such representation and these articles, no action shall be taken on such nomination and such nominee shall be deemed disqualified, notwithstanding that proxies in respect of such nominee may have been received by the company.

(C)	The company shall determine whether a nomination of a nominee by a requisitioning person complies with the requirements of paragraphs (A)(iii) and (B) above. If a requisitioning person fails to comply with the requirements of paragraphs (A)(iii) and (B) above in nominating a nominee, the company shall not be obliged to put the resolution for appointment of the nominee to the general meeting (and such resolution may not be properly moved at the general meeting).

(D)	If at a general meeting, the number of directors approved to be appointed shall exceed the maximum number of directors set out in article 43, the first 4 directors approved to be appointed at the general meeting shall be so appointed and no further directors shall be appointed at such meeting.

50.	Position of Retiring Directors

A director retiring at an annual general meeting retires at the end of that meeting or (if earlier) when a resolution is passed to appoint another person in the director’s place. Where a retiring director is re-appointed, the director continues as a director without a break.

51.	Vacation of Office by Directors

Any director automatically vacates the office of being a director if:

(A)	the director gives the company a written notice of resignation and the resignation becomes effective;

(B)	the director gives the company a written notice in which the director offers to resign, the directors decide to accept this offer and the resignation becomes effective;

(C)	all of the other directors (who must comprise at least three people) pass a resolution or sign a written notice removing the director as a director;

(D)	the director is or has been suffering from mental or physical ill health and the directors pass a resolution removing the director from office;

(E)	the director has missed directors’ meetings (whether or not an alternate director appointed by the absent director attends those meetings) for a continuous period of six months without permission from the directors and the directors pass a resolution removing the director from office;

(F)	a bankruptcy order is made against the director or the director makes any arrangement or composition with their creditors generally;

(G)	the director is removed from office under these articles.

If a director stops being a director for any reason, that person will also automatically cease to be a member of any committee or sub-committee of the directors.

52.	Alternate Directors

(A)	Any executive director can appoint any person (including another director) to act in their place (called an “alternate director”). That appointment requires the approval of the directors, unless previously approved by the directors or unless the appointee is another director. An executive director appoints an alternate director by sending a signed written notice of appointment to the office or to an address specified by the company or by tabling it at a meeting of the directors, or in such other way as the directors approve.

(B)	The appointment of an alternate director ends on the happening of any event which, if the alternate director were a director, would cause the alternate director to vacate that office. It also ends if the alternate director resigns as an alternate director by written notice to the company or if the relevant appointor stops being a director, unless that director retires but is then re-appointed at the same general meeting. Directors can also remove their alternates by a written notice sent to the office or to an address specified by the company or tabled at a meeting of the directors.

(C)	An alternate director is entitled to receive notices of meetings of the directors. Alternate directors are entitled to attend and vote as a director at any meeting at which their appointor is not personally present and generally at that meeting are entitled to perform all of the functions of their appointor as a director. The provisions of these articles regulating the meeting apply as if the alternate director (instead of the relevant appointor) were a director. If the alternate director is also a director, or the alternate director attends any meeting as an alternate director for more than one director, that person can vote cumulatively for themselves and for each other director they represent but they cannot be counted more than once for the purposes of the quorum. An alternate director’s signature to any resolution in writing of the directors is as effective as the signature of their appointor, unless the notice of their appointment provides to the contrary. This article 52 also applies in a similar fashion to any meeting of a committee of which the relevant appointor is a shareholder. Except as set out in this article 52, an alternate director:

(i)	does not have power to act as a director;

(ii)	is not deemed to be a director for the purposes of these articles; and

(iii)	is not deemed to be the agent of their appointor.

(D)	An alternate director is entitled to contract and be interested in and benefit from contracts, transactions or arrangements and to be repaid expenses and to be indemnified by the company to the same extent as if the alternate director were a director. However, a person who acts as an alternate director is not entitled to receive from the company as an alternate director any pay, except for that part (if any) of the pay otherwise payable to that person’s appointor as the appointor may tell the company in writing to pay to the relevant alternate director.

53.	Executive Directors

(A)	The directors or any committee authorised by the directors can appoint one or more directors to any executive position, on such terms and for such period as they think fit. They can also terminate or vary an appointment at any time. The directors or any committee authorised by the directors will decide how much remuneration a director appointed to an executive office will receive (whether as salary, commission, profit share or any other form of remuneration) and whether this is in addition to or in place of the director’s fees as a director.

(B)	If the directors terminate the appointment, the termination will not affect any right of the company or the director in relation to any breach of any employment contract which may be involved in the termination.

(C)	Any director appointed in terms of this article 53 shall:

(i)	not, during the currency of such appointment, be taken into account in determining the directors to retire by rotation; and

(ii)	be subject to the same provisions as to removal as the other directors of the company, and if such person ceases to hold office as a director, without prejudice to any claims for damages which may accrue to such person as a result of such termination.

(D)	If the provisions regarding the retirement of directors by rotation apply, only a minority of the directors may be so appointed on the basis that they shall not be subject to retirement by rotation.

54.	Directors’ Fees

Subject to the terms of the company’s remuneration policy, the directors or any committee authorised by the directors may decide how much to pay each director by way of fees.

55.	Additional Remuneration

The directors or any committee authorised by the directors can award extra fees to any director who serves on any committee or who devotes special attention to the business of the company or who otherwise, in their view, performs any special or extra services for the company. In the case of executive directors, extra fees can take the form of salary, commission, profit-sharing or other benefits (and can be paid partly in one way and partly in another). This is all decided by the directors or any committee authorised by the directors.

56.	Expenses

The company can pay the reasonable travel, hotel and incidental expenses of each director incurred in attending and returning from general meetings, meetings of the directors or committees of the directors or any other meetings which the director is entitled to attend as a director. The company will pay all other expenses properly and reasonably incurred by each director in connection with the company’s business or in the performance of their duties as a director. The company can also fund a director’s or former director’s expenditure and that of a director or former director of any holding company of the company for such purposes approved by the directors and can do anything approved by the directors to enable a director or former director or a director or former director of any holding company of the company to avoid incurring such expenditure.

57.	Pensions and Gratuities for Directors

(A)	The directors or any committee authorised by the directors can decide whether to provide pensions, annual payments or other benefits to any director or former director of the company, or any relation or dependant of, or person connected to, such a person. The directors can also decide to contribute to a scheme or fund or to pay premiums to a third party for these purposes. The company can only provide pensions and other benefits to people who are or were directors but who have not been employed by, or held an office or executive position in, the company or any of its subsidiary undertakings or former subsidiary undertakings or any predecessor in business of the company or any such other company or to relations or dependants of, or persons connected to, these directors or former directors if the shareholders approve this by passing an ordinary resolution.

(B)	A director or former director will not be accountable to the company or the shareholders for any benefit provided pursuant to this article 57. Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company.

58.	Directors’ Interests

A director may hold any other office or place of profit under the company (other than the office of auditor) in conjunction with his office of director for such period and on such terms as to remuneration and otherwise as the directors may determine. A director may act by himself or by, through or on behalf of his firm in a professional capacity for the company and he or his firm shall be entitled to remuneration for professional services as if he were not a director. A director may be or become a director or other officer of or otherwise interested in any company promoted by the company or in which the company may be interested as a shareholder, a contracting party or otherwise, and no such director shall be accountable to the company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company. No person shall be disqualified from the office of director or prevented by such office from contracting with the company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the company in which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the company for any profit realised by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. A general notice that a director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of counting towards the quorum and voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

59.	General Powers of Company Vested in Directors

(A)	The board of directors will manage the company’s business. The board of directors can use all the company’s powers except where these articles or the legislation say that powers can only be used by the shareholders voting to do so at a general meeting. The general management powers under this article 59 are not limited in any way by specific powers given to the directors by other articles.

(B)	The directors are, however, subject to:

(i)	the requirements of these articles; and

(ii)	any regulations laid down by the shareholders by passing a special resolution at a general meeting.

(C)	If a change is made to these articles or if the shareholders lay down any regulation relating to something which the directors have already done which was within their powers, that change or regulation cannot invalidate the directors’ previous action.

60.	Minutes

The directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the directors, all proceedings at meetings of the company or the shareholders of any class of shares and of the directors, and of committees of the directors, including the names of the directors present at each meeting.

61.	Borrowing Powers

The directors can exercise all the company’s powers:

(A)	to borrow money;

(B)	to guarantee;

(C)	to indemnify;

(D)	to mortgage or charge all or any of the company’s undertaking, property and assets (present and future) and uncalled capital;

(E)	to issue debentures and other securities; and

(F)	to give security, either outright or as collateral security, for any debt, liability or obligation of the company or of any third party.

62.	Agents

(A)	The directors can appoint anyone as the company’s attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the directors or the directors can give someone else the power to select attorneys. The directors or the persons who are authorised by them to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the directors do not have under these articles.

(B)	The directors can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the directors decide on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of the attorney’s power, authority or discretion to any other person.

(C)	The directors can:

(i)	delegate any of their authority, powers or discretions to any manager or agent of the company;

(ii)	allow managers or agents to delegate to another person;

(iii)	remove any people they have appointed in any of these ways; and

(iv)	cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

Any appointment or delegation by the directors which is referred to in this article 62 can be on any conditions decided on by the directors.

(D)	The ability of the directors to delegate under this article 62 applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

63.	Delegation to Individual Directors

(A)	The directors can give a director any of the powers which they have jointly as directors (with power to sub-delegate). These powers can be given on terms and conditions decided on by the directors either in parallel with, or in place of, the powers of the directors acting jointly.

(B)	The directors can change the basis on which such powers are given or withdraw such powers. But if a person deals with an individual director in good faith without knowledge of the change or withdrawal, the person will not be affected by it.

(C)	The ability of the directors to delegate under this article 63 applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

64.	Registers

The company shall maintain or cause to be maintained the registers in accordance with the Statute. The directors may determine that the company shall maintain one or more branch registers of members in accordance with the Statute. The directors may also determine which register of members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

65.	Use of Seals

(A)	The directors must arrange for every seal of the company to be kept safely (to the extent that the directors have determined to have a seal).

(B)	A seal can only be used with the authority of the directors or a committee authorised by the directors.

(C)	Subject to as otherwise provided in these articles, every document which is sealed using the common seal must be signed by one director and the secretary, or by two directors or by one director in the presence of a witness who attests the signature or by any other person or persons authorised by the directors.

(D)	Any document to which the official seal is applied need not be signed, unless the directors decide otherwise or the legislation requires otherwise.

(E)	The directors can resolve that the requirement for any counter-signature in this article 65 can be dispensed with on any occasion.

66.	Indemnity of Directors

(A)	Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative is or was, at any time during which this article 66 is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the company, or is or was at any such time serving at the request of the company as a director or officer (each an “Indemnified Person”), shall be indemnified and held harmless by the company, out of the assets of the company, to the fullest extent permitted by the legislation as the same exists or may hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted the company to provide prior to such amendment). Such coverage shall relate to any and all liability, loss, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement, whatsoever which such person may incur or suffer in connection with any such proceeding other than such liability (if any) etc that an Indemnified Person may incur by reason of their own actual fraud, wilful neglect or wilful default. Further, such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators, whether or not as a result of any act or failure to act in carrying out such person’s functions; provided, however, that except as provided in herein, the company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

(B)	The right to indemnification conferred in these articles shall include the right to be paid by the company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the company within twenty (20) days after the receipt by the company of a statement or statements from the Indemnified Person requesting such advance or advances from time to time; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the company of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, arbitral award or regulatory finding from which there is no further right of appeal (a “final disposition”) that such liability (if any) was incurred by reason of their own actual fraud, wilful neglect or wilful default.

(C)	For the avoidance of doubt, no Indemnified Person shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless such liability arises through the actual fraud, willful neglect or willful default of such Indemnified Person. No person shall be found to have committed actual fraud, willful neglect or willful default under this article 66 unless or until there is a final disposition to that effect.

(D)	To obtain indemnification under these articles, a claimant shall submit to the company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this article 66, a determination, if required by the legislation, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (a) by the directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the directors, a copy of which shall be delivered to the claimant, or (d) if a quorum of Disinterested Directors so directs, by the shareholders of the company. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

(E)	If a claim under this article 66 is not paid in full by the company within thirty (30) days after a written claim pursuant to this article 66 has been received by the company (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the company) that the claimant has not met the standard of conduct which makes it permissible under the Applicable Law and/or these articles for the company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the company. Neither the failure of the company (including the Disinterested Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct, nor an actual determination by the company (including the Disinterested Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. If a determination shall have been made that the claimant is entitled to indemnification, the company shall be bound by such determination in any judicial proceeding commenced pursuant to this article 66. The company shall be precluded from asserting in any judicial proceeding commenced pursuant to this article 66 that the procedures and presumptions of these articles are not valid, binding and enforceable and shall stipulate in such proceeding that the company is bound by all the provisions of these articles.

(F)	The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in these articles (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any legislation, agreement, vote of shareholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the company, the directors or the shareholders of the company with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of these articles that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an Indemnified Person or the Indemnified Person’s successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

(G)	The company may, to the extent authorized from time to time by the directors, grant rights to indemnification, and rights to be paid by the company the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the company to the fullest extent of the provisions of these articles with respect to indemnification.

(H)	If any provision or provisions of these articles shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of these articles (including, without limitation, each portion of any paragraph of this article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of these articles (including, without limitation, each such portion of any paragraph of these articles containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(I)	For the purposes of these articles: (i) “Disinterested Director” means a director of the company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant; and (ii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner (such as a barrister or King’s Counsel), selected by the Disinterested Directors, that is sufficiently experienced in relevant matters of company law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the company or the claimant in an action to determine the claimant’s rights under this article.

(J)	The company may purchase and maintain insurance, at its expense, to protect itself, any current or former director, officer, employee or agent of the company, and any current or former director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including any person who serves or served in any such capacity with respect to any employee benefit plan maintained or sponsored by the company, against any expense, liability or loss which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the company, and whether or not the company would have the power to indemnify such person against such expense, liability or loss under the Statute.

Directors’ meetings

67.	Directors’ Meetings

The directors can decide when and where to have meetings and how they will be conducted. They can also adjourn their meetings. A directors’ meeting can be called by any director. The secretary, if any, must call a directors’ meeting if asked to by a director.

68.	Notice of Directors’ Meetings

Directors’ meetings are called by giving at least 2 days’ notice in writing (which for the avoidance of doubt includes notice in writing via email) to all the directors. Any director can waive their entitlement to notice of any directors’ meeting, including one which has already taken place and any waiver after the meeting has taken place will not affect the validity of the meeting or any business conducted at the meeting.

69.	Quorum

The majority of directors then appointed are a quorum, provided always that at least one Blyvoor Director shall be present. Subject to these articles, if a director ceases to be a director at a directors’ meeting, that person can continue to be present and to act as a director and be counted in the quorum until the end of the meeting if no other director objects and if otherwise a quorum of directors would not be present.

70.	Directors below Minimum through Vacancies

The directors can continue to act even if one or more of them stops being a director. If the number of directors falls below the minimum which applies under these articles (including any change to that minimum number approved by an ordinary resolution of shareholders), or the number fixed as the quorum for directors’ meetings, the remaining director(s) may continue to act to (i) appoint further directors and convene general meetings to make up the shortfall and (ii) to perform such other duties as are appropriate to maintain the company as a going concern and to comply with the company’s legal and regulatory obligations.

If no director or directors are willing or able to act under this article 70, any shareholder (excluding any shareholder holding shares as treasury shares) can call a general meeting to appoint extra directors(s).

71.	Competence of Meetings

A directors’ meeting at which a quorum is present can exercise all the powers and discretions of the directors.

72.	Voting

Matters to be decided at a directors’ meeting will be decided by a majority vote. If votes are equal, the chair of the meeting has a second, casting vote.

73.	Delegation to Committees

(A)	The directors can delegate any of their powers or discretions to committees (including local boards) of one or more persons consisting of at least one Blyvoor Director, save for the Audit Committee to the extent required to comply with the rules and regulations of the Designated Stock Exchange, the legislation and/or any other competent regulatory authority. If the directors have delegated any power or discretion to a committee, any references in these articles to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the directors. These regulations can require or allow people who are not directors to be members of the committee, and can give voting rights to such people. But:

(i)	there must be more directors on a committee than persons who are not directors; and

(ii)	a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors including at least one Blyvoor Director, save for the Audit Committee if no Blyvoor Director is appointed.

(B)	Unless the directors decide not to allow this, any committee can sub-delegate any of its powers or discretions to sub-committees. Reference in these articles to committees include sub-committees permitted under this article 73.

(C)	If a committee consists of more than one person, these articles, to the extent they regulate directors’ meetings and their procedure, will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under this article 73.

(D)	The ability of the directors to delegate under this article 73 applies to all their powers and discretions and is not limited because certain articles refer to powers and discretions being exercised by committees authorised by directors while other articles do not.

74.	Participation in Meetings

All or any of the directors can take part in a meeting of the directors by way of a conference telephone or any communication equipment which allows everybody to take part in the meeting by being able to hear each of the other people at the meeting and by being able to speak to all of them at the same time. A person taking part in this way will be treated as being present at the meeting and will be entitled to vote and be counted in the quorum.

75.	Resolution in Writing

A resolution in writing must be signed by all of the directors who at the time are entitled to receive notice of a directors’ meeting and who would be entitled to vote on the resolution at a directors’ meeting, and who together meet the quorum requirement for directors’ meetings. This kind of resolution is just as valid and effective as a resolution passed by those directors at a meeting which is properly called and held. The resolution can be passed using several copies of the resolution if each copy is signed by one or more directors.

76.	Validity of Acts of Directors or Committee

Everything which is done by any directors’ meeting, or by a committee of the directors, or by a person acting as a director, or as a member of a committee, will be valid even if it is discovered later that any director, or person acting as a director, was not properly appointed. This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director or was not entitled to vote. In any of these cases, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this article 76.

Dividends

77.	Declaration of Dividends by Company

Subject to the Statute and this article 77 and except as otherwise provided by the rights attached to any shares, the directors may resolve to pay dividends and other distributions on shares in issue and authorise payment of the dividends or other distributions out of the funds of the company lawfully available therefor. No dividend or other distribution shall be paid except out of the realised or unrealised profits of the company, out of the share premium account or as otherwise permitted by applicable law.

78.	Payment of Interim and Fixed Dividends by Directors

Subject to the legislation, if the directors consider that the financial position of the company justifies such payments, they can:

(A)	pay the fixed or other dividends on any class of shares on the dates prescribed for the payment of those dividends; and

(B)	pay interim dividends on shares of any class of any amounts and on any dates and for any periods which they decide.

If the directors act in good faith, they will not be liable for any loss that any shareholders may suffer because a lawful dividend has been paid on other shares which rank equally with or behind their shares.

79.	Calculation and Currency of Dividends

(A)	All dividends will be declared and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid. If the terms of any share say that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis. This article 79 applies unless these articles, the rights attached to any shares, or the terms of any shares, say otherwise.

(B)	Unless the rights attached to any shares, the terms of any shares or these articles say otherwise, a dividend or any other money payable in respect of a share can be paid in whatever currency the directors decide using an exchange rate selected by the directors for any currency conversions required. The directors can also decide how any costs relating to the choice of currency will be met.

80.	Amounts Due on Shares can be Deducted from Dividends

If a shareholder owes the company any money in any way relating to their shares, the directors can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of any share held by the shareholder. Money deducted in this way can be used to pay amounts owed to the company.

81.	No Interest on Dividends

Unless the rights attached to any shares, or the terms of any shares, say otherwise, no dividend or other sum payable by the company on or in respect of its shares carries a right to interest from the company.

82.	Payment Procedure

(A)	Any dividend or other money payable in cash relating to a share can be paid:

(i)	by inter-bank transfer or by other electronic means directly to an account with a bank or other financial institution (or other organisations operating deposit accounts if allowed by the company) named in a written instruction from the persons entitled to receive the payment under this article 82;

(ii)	in the case of uncertificated shares, by means of the relevant system (provided the company has been authorised to do so by or on behalf of the shareholder);

(iii)	by sending a cheque, warrant or similar financial instrument payable to the shareholder who is entitled to it by post addressed to the shareholder’s registered address;

(iv)	by sending a cheque, warrant or similar financial instrument payable to someone else named in a written instruction from the shareholder (or all joint shareholders) and sent by post to the address specified in that instruction; or

(v)	in some other way requested in writing by the shareholder (or all joint shareholders) and agreed with the company.

(B)	In respect of the payment of any dividend or other money, the directors can decide and notify shareholders that:

(i)	one or more of the payment means described in paragraph (A) above will be used for payment and, where more than one means will be used, a shareholder (or all joint shareholders) may elect to receive payment by one of the means so notified in the manner prescribed by the directors;

(ii)	one or more of such means will be used for the payment unless a shareholder (or all joint shareholders) elects for another means of payment in the manner prescribed by the directors; or

(iii)	one or more of such means will be used for the payment and that shareholders will not be able to elect to receive the payment by any other means.

For these purposes the directors can decide that different means of payment will apply to different shareholders or groups of shareholders.

(C)	If:

(i)	a shareholder (or all joint shareholders) does not specify an address, or does not specify an account of a type prescribed by the directors, or does not specify other details, and in each case that information is necessary in order to make a payment of a dividend or other money in the way in which under this article 82 the directors have decided that the payment is to be made or by which the shareholder (or all joint shareholders) has validly elected to receive the payment; or

(ii)	payment cannot be made by the company using the information provided by the shareholder (or all joint shareholders),

then the dividend or other money will be treated as unclaimed for the purposes of these articles.

(D)	For joint shareholders or persons jointly entitled to shares by law, payment can be made to the shareholder whose name stands first in the register. The company can rely on a receipt for a dividend or other money paid on shares from any one of them on behalf of all of them.

(E)	Cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money. The company is treated as having paid a dividend if the cheque, warrant or similar financial instrument is cleared or if a payment is made through bank transfer or other electronic means. The company will not be responsible for a payment which is lost or delayed. Once a dividend has been paid to a shareholder, the company’s obligation in respect of such dividend shall be discharged and no person may bring a claim against the company in respect of such dividend.

(F)	Dividends can be paid to a person who has become entitled to a share by law as if that person were the shareholder of the share.

83.	Uncashed Dividends

(A)	The company can stop sending dividend payments through the post, or cease using any other method of payment, for any dividend if:

(i)	for two consecutive dividends:

(a)	the dividend payments sent through the post have been returned undelivered or remain uncashed during the period for which they are valid; or

(b)	the payments by any other method have failed; or

(ii)	for any one dividend:

(a)	the dividend payment sent through the post has been returned undelivered or remains uncashed during the period for which it is valid; or

(b)	the payment by any other method has failed,

and reasonable enquiries have failed to establish any new postal address or account of the registered shareholder.

(B)	Subject to these articles, the company must recommence sending dividend payments if requested in writing by the shareholder, or the person entitled to a share by law.

84.	Forfeiture of Unclaimed Dividends

Where any dividends or other amounts payable on a share have not been claimed, the directors can invest them or use them in any other way for the company’s benefit until they are claimed. The company will not be a trustee of the money and will not be liable to pay interest on it. If a dividend or other money has not been claimed for six years after being declared or becoming due for payment, it will be forfeited and go back to the company unless the directors decide otherwise.

85.	Dividends Not in Cash

The directors can resolve (without any shareholder approval requirement) that any dividend be paid, wholly or partly, in each case, by distributing specific assets (and, in particular, paid up shares or debentures of any other company). Where any difficulty arises on such a distribution, the directors can resolve it as they decide. For example, they can:

(A)	authorise any person to sell and transfer any fractions;

(B)	ignore any fractions;

(C)	value assets for distribution purposes;

(D)	pay cash of a similar value to adjust the rights of shareholders; and/or

(E)	vest any assets in trustees for the benefit of more than one shareholder.

86.	Scrip Dividends

(A)	Subject to the memorandum, the directors can offer shareholders (excluding any shareholder holding shares as treasury shares) the right to choose to receive extra shares, which are credited as fully paid up, instead of some or all of their cash dividend. Before they can do this, shareholders must have passed an ordinary resolution authorising the directors to make this offer.

(B)	The ordinary resolution can apply to some or all of a particular dividend or dividends or it can apply to some or all of the dividends, which may be declared or paid in a specified period. The specified period must not end later than the third anniversary of the date on which the ordinary resolution is passed.

(C)	The directors can also offer shareholders the right to request new shares instead of cash for all future dividends (if a share alternative is available), until they tell or are treated as telling the company that they no longer wish to receive new shares.

(D)	A shareholder will be entitled to ordinary shares whose total “relevant value” is as near as possible to the cash dividend the shareholder would have received (disregarding any tax credit), but not more than it, and rounding down any fractions. The relevant value of a share is the average value of the company’s ordinary shares for five consecutive dealing days selected by the directors starting on or after the day when the shares are first quoted “ex dividend”. This average value is worked out from the middle market quotations for the company’s ordinary shares on the Designated Stock Exchange (or any other publication of an investment exchange showing quotations for the company’s ordinary shares) for the relevant dealing days.

(E)	The ordinary resolution can require that the relevant value is worked out in some different way.

(F)	After the directors have decided how many new shares shareholders will be entitled to, they can notify them in writing of their right to opt for new shares. This notice should also say how, where and when shareholders must notify the company if they wish to receive new shares. Where shareholders have opted to receive new shares in place of all future dividends, if new shares are available, the company will not need to notify them of a right to opt for new shares. No shareholders will receive a fraction of a share. The directors can decide how to deal with any fractions left over. For example, they can decide that the benefit of these fractions belongs to the company or that fractions are ignored or deal with fractions in some other way.

(G)	If a notice informing any shareholders of their right to opt for new shares is accidentally not sent or supplied or is not received (even if the company becomes aware of such failure to send or supply or non-receipt), the offer will not be invalid as a result nor give rise to any claim, suit or action.

(H)	The directors can exclude or restrict the right to opt for new shares or make any other arrangements where they decide that this is necessary or convenient to deal with any of the following legal or practical problems:

(i)	problems relating to laws of any territory, or

(ii)	problems relating to the requirements of any recognised regulatory body or stock exchange in any territory,

or where the directors believe that for any other reason the right should not be given.

(I)	If a shareholder has opted to receive new shares, no dividend on the shares for which the shareholder has opted to receive new shares (which are called the “elected shares”), will be declared or payable. Instead, new ordinary shares will be allotted on the basis set out earlier in this article 86. To do this, the directors will convert into capital the sum equal to the total amount of the new ordinary shares to be allotted. They will use this sum to pay up in full the appropriate number of new ordinary shares. These will then be allotted and distributed to the shareholders of the elected shares on the basis set out above. The sum to be converted into capital can be taken from:

(i)	any amount which is then in any reserve or fund (including the share premium account, any capital redemption reserve and the profit and loss account or retained earnings); or

(ii)	any other sum which is available to be distributed.

The directors can do anything they think necessary to give effect to any such conversion into capital.

(J)	The new shares will rank equally in all respects with the existing fully paid up ordinary shares at the time when the new ordinary shares are allotted. But, such new shares will not be entitled to share in the dividend from which they arose, or to have new shares instead of that dividend.

(K)	The directors can decide that new shares will not be available in place of any cash dividend and the relevant dividend will instead be paid in cash. They can decide this at any time before new shares are allotted in place of such dividend, whether before or after shareholders have opted to receive new shares.

(L)	The directors can decide how any costs relating to making new shares available in place of a cash dividend will be met. For example, they can decide that an amount will be deducted from the entitlement of a shareholder under this article 86.

(M)	Unless the directors decide otherwise or unless the uncertificated securities rules require otherwise, any new ordinary shares which a shareholder has chosen to receive instead of some or all of the shareholder’s cash dividend will be:

(i)	uncertificated shares if the corresponding elected shares were uncertificated shares on the record date for that dividend; and

(ii)	certificated shares if the corresponding elected shares were certificated shares on the record date for that dividend.

(N)	The directors may not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the directors have sufficient authority to allot shares, to give effect to it after the basis of allotment is determined.

87.	Capitalisation

The directors may at any time capitalise any sum standing to the credit of any of the company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to shareholder in the proportions in which such sum would have been divisible amongst such shareholders had the same been a distribution of profits by way of dividend or other distribution; and apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the directors shall do all acts and things required to give effect to such capitalisation, with full power given to the directors to make such provisions as they think fit in the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the company rather than to the shareholders concerned). The directors may authorise any person to enter on behalf of all of the shareholders interested into an agreement with the company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such shareholders and the company.

88.	Settlement of Difficulties in Distribution

If any difficulty arises in connection with any distribution of any capitalised reserve or fund, the directors can resolve it in any way which they decide. For example, they can deal with entitlements to fractions by deciding that the benefit of fractions belong to the company or that fractions are ignored or deal with fractions in some other way.

89.	Power to Choose Any Record Date

This article 89 applies to any dividend on any shares, or any distribution, allotment or issue to the shareholders of any shares. This can be paid or made to the registered shareholder or shareholders of the shares, or to anyone entitled in any other way, at a particular time on a particular day selected by the directors. It will be based on the number of shares registered at that time on that day, even if this is before any resolution to authorise what is being done was passed. This article 89 applies whether what is being done is the result of a resolution of the directors, or a resolution at a general meeting. The time and date can be before the dividend and so on is to be paid or made, or before any relevant resolution was passed.

Service of notices

90.	Offices and Places of Business

Subject to the provisions of the Statute, the company may by resolution of the directors change the location of its registered office. The company may, in addition to its registered office, maintain such other offices or places of business as the directors determine.

91.	Method of Service

(A)	The company can send or supply any notice, document, including a share certificate, or other information to a shareholder:

(i)	by delivering it to the shareholder personally;

(ii)	by addressing it to the shareholder and posting it to, or leaving it at, the shareholder’s registered address;

(iii)	through the relevant system, where it relates to uncertificated shares;

(iv)	as authorised in writing by the relevant shareholder;

(v)	where appropriate, by sending or supplying it in electronic form to an address notified by the relevant shareholder to the company for that purpose; or

(vi)	where appropriate, by making it available on a website and notifying the shareholder of its availability in accordance with this article 91.

Where there are joint shareholders, the notice, document or other information can be sent or supplied to any one of the joint shareholders and will be treated as having been sent or supplied to all the joint shareholders.

(B)	Where there are joint shareholders, anything which needs to be agreed or specified in relation to any notice, document or other information to be sent or supplied to them can be agreed or specified by any one of the joint shareholders. The agreement or specification of the senior will be accepted to the exclusion of the agreement or specification of the other joint shareholder(s). For this purpose, seniority will be determined by the order in which the joint shareholders’ names stand in the register in respect of the joint shareholding.

(C)	If on two consecutive occasions any notice, document or other information sent or supplied to a shareholder has been returned undelivered, the company need not send or supply further notices, documents or other information to that shareholder until the shareholder has communicated with the company and supplied the company (or its agents) with a new registered address, or a postal address for the service of notices and the despatch or supply of documents and other information, or has informed the company of an address for the service of notices and the sending or supply of documents and other information in electronic form. Any notice, document or other information sent by post will be treated as returned undelivered if the notice, document or other information is sent back to the company (or its agents), and any notice, document or other information sent or supplied in electronic form will be treated as returned undelivered if the company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent.

(D)	The company may at any time and in its sole discretion choose (i) to serve, send or supply notices, documents or other information in hard copy form alone to some or all shareholders; and/or (ii) not to serve, send or supply a notice, document or other information to a particular shareholder where it considers this necessary or appropriate to deal with legal, regulatory or practical problems in, or under the laws of, any territory.

(E)	A shareholder whose registered address is outside the Cayman Islands, the United States or South Africa and who has not supplied to the company:

(i)	a postal address within the Cayman Islands, the United States or South Africa; or

(ii)	an address for the purposes of communications by electronic means,

for the service, sending or supply of notices, documents or other information, shall not be entitled to receive any notice, document or other information from the company.

92.	Record Date for Service and Voting

The directors may fix in advance or arrears a date as the record date for any such determination of shareholders entitled to notice of, or to vote at any meeting of the shareholders or any adjournment thereof or in order to make a determination of shareholders for any other purpose. If no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the date on which notice of the meeting is sent shall be the record date for such determination of the shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this article 92, such determination shall apply to any adjournment thereof.

93.	Service of Notices on Persons Entitled by Transmission

(A)	This article 93 applies where a shareholder has died or become bankrupt or is in liquidation, or where someone else has otherwise become entitled by law to that shareholder’s shares, but is still registered as a shareholder. It applies whether the shareholder is registered as a sole or joint shareholder.

(B)	A person who is entitled to that shareholder’s shares by law, and who proves this to the reasonable satisfaction of the directors, can give the company a postal address for the sending or supply of notices, documents and other information and/or an address for the purposes of communications by electronic means. If this is done, the company can send notices, documents and other information or, where applicable, a notification about the availability of the notice, document or other information on a website, to that address.

(C)	Otherwise, if any notice, document or other information is sent or supplied to the shareholder named on the register, this will be valid despite the shareholder’s death, bankruptcy or liquidation or the fact that any other event giving rise to an entitlement to the shares by law has occurred. This applies even if the company knew about these things. If any notice, document or other information is sent or supplied in accordance with this article 93, there is no need to send or supply it to any other people who may be involved.

(D)	The company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all persons who are entitled to a shareholder’s shares by law and may also in its sole discretion, where it considers necessary or appropriate to deal with legal, regulatory or practical problems in, or under the laws of, any territory, determine not to serve, send or supply a particular notice, document or other information to any particular such person.

94.	Deemed Delivery

(A)	If any notice, document or other information is given, sent or supplied by the company by post, it is treated as being received the day after it was posted if first class post (or a service similar to first class post) was used or 48 hours after it was posted if first class post (or a service similar to first class post) was not used. If a notice or document is sent by the company by airmail, it is treated as being received 72 hours after it was posted. In proving that any notice, document or other information was given, sent or supplied, it is sufficient to show that the envelope was properly addressed and put into the postal system with postage paid.

(B)	If any notice, document or other information is left by the company at a shareholder’s registered address or at a postal address notified to the company in accordance with these articles by a shareholder or a person who is entitled to a share by law, it is treated as being received on the day it was left.

(C)	If a notice is sent through a relevant system, it is treated as being received when the company, or any person acting for the company, sends the issuer-instruction relating to the notice, document or other information.

(D)	If any notice, document or other information is given, sent or supplied by the company using electronic means, it is treated as being received on the day it was sent even if the company becomes aware that the shareholder failed to receive the relevant notice, document or information and even if the company subsequently sends a hard copy of such notice, document or other information by post. In the case of any notice, document or other information made available on a website, the notice, document or other information is treated as being received on the day on which the notice, document or other information was first made available on the website, or, if later, when a notice of availability is received or treated as being received by the shareholder in accordance with these articles. In proving that any notice, document or other information was given, sent or supplied by electronic means, it is sufficient to show that it was properly addressed.

(E)	If any notice, document or other information is given, sent or supplied by the company by any other means authorised in writing by a shareholder, it is treated as being received when the company has done what it was authorised to do by that shareholder.

(F)	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before that person’s name is entered in the register, has been sent to a person from whom they derive title.

General

95.	Audit

The directors may appoint an auditor of the company who shall hold office on such terms as the directors determine. Without prejudice to the freedom of the directors to establish any other committee, if the shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the legislation and/or any other competent regulatory authority, the directors shall establish and maintain an Audit Committee as a committee of the directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the legislation and/or any other competent regulatory authority. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate. If the shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest. The remuneration of the auditor shall be fixed by the Audit Committee (if one exists). If the office of auditor becomes vacant by resignation or death of the auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the directors shall fill the vacancy and determine the remuneration of such auditor. Every auditor of the company shall have a right of access at all times to the books and accounts and vouchers of the company and shall be entitled to require from the directors and officers such information and explanation as may be necessary for the performance of the duties of the auditor. Auditors shall, if so required by the directors, make a report on the accounts of the company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the shareholders. Any payment made to members of the Audit Committee (if one exists) shall require the review and approval of the directors, with any director interested in such payment abstaining from such review and approval. At least one member of the Audit Committee shall be an “audit committee financial expert” as determined by the rules and regulations of the Designated Stock Exchange, the legislation and/or any other competent regulatory authority. The “audit committee financial expert” shall have such past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

96.	Presumptions Where Documents Destroyed

(A)	The company can destroy or delete:

(i)	all transfer forms or instructions transferring shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry by the company on the register, after six years from the date of registration;

(ii)	all dividend and other payment instructions and notifications of a change of address or name, after two years from the date these were recorded;

(iii)	all cancelled share certificates, after one year from the date they were cancelled; and

(iv)	all proxy forms after one year from the date they were used.

(B)	If the company destroys or deletes a document under this article 96, it is conclusively treated as having been a valid and effective document in accordance with the company’s records relating to the document. Any action of the company in dealing with the document in accordance with its terms before it was destroyed or deleted is conclusively treated as having been properly taken.

(C)	This article 96 only applies to documents which are destroyed or deleted in good faith and where the company is not on notice of any claim to which the document may be relevant.

(D)	If the documents relate to uncertificated shares, the company must comply with any requirements of the uncertificated securities rules which limit its ability to destroy or delete these documents.

(E)	This article 96 does not make the company or the directors liable if:

(i)	they destroy or delete a document earlier than the time limit referred to in paragraph (A) above;

(ii)	they do not comply with the conditions in paragraph (C) above; or

(iii)	the company or the directors (as the case may be) would not be liable if this article 96 did not exist.

(F)	This article 96 applies whether a document is destroyed or deleted or disposed of in some other way.

97.	Financial Year

Unless the directors otherwise prescribe, the financial year of the company shall end on 28 February in each year (and 29 February on each leap year) and, following the year of incorporation, shall begin on 1 March in each year.

98.	Transfer by Way of Continuation

If the company is exempted as defined in the legislation, it shall, subject to the provisions of the legislation and with the approval of a special resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

99.	Mergers and Consolidations

The company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the legislation) upon such terms as the directors may determine and (to the extent required by the Statute) with the approval of a special resolution.

100.	Winding Up

If the company shall be wound up, the liquidator shall apply the assets of the company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any shares, in a winding up: (i) if the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them; or (ii) if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the company for unpaid calls or otherwise. If the company shall be wound up the liquidator may, subject to the rights attaching to any shares and with the approval of a special resolution of the company and any other approval required by the Statute, divide amongst the shareholders in kind the whole or any part of the assets of the company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like approval, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

MISCELLANEOUS

101.	Exclusive Jurisdiction

(A)	Unless the company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the memorandum, these articles or otherwise related in any way to each shareholder's shareholding in the company (other than those arising under the Securities Act or the Exchange Act), including but not limited to:

(i)	any derivative action or proceeding brought on behalf of the company;

(ii)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, officer or other employee of the company to the company or the shareholders;

(iii)	any action asserting a claim arising pursuant to any provision of the Statute, the memorandum or these articles; or

(iv)	any action asserting a claim against the company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

(B)	Unless the company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any proceeding, suit or action arising under the Securities Act of the Exchange Act.

102.	Rights Plan

The board of directors may, when it deems desirable and in the best interests of the company that steps be taken to preserve for the shareholders the long-term value of the company in the event of a takeover or other opportunistic acquisition of shares, consider and authorize a dividend to shareholders of rights to purchase shares of a newly established and designated series of preference shares, which preference shares shall have the relative rights, preferences and limitations determined by the board of directors.